Exhibit 4

  NUMBER                                                             SHARES
|        |                           COLORADO                       |       |
                                {GRAPHIC OMITTED}


                               HAN LOGISTICS, INC.
                  Common Stock - Authorized 50,000,000 shares


                        SHARES ARE WITH $.001 PAR VALUE





This certifies that ___________________________________________ is the owner of
________________________________shares of the capital stock of

                                                                Full Paid and
                                                                non-assessable
transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.


In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.
                this ____________ day of ________________ AD. 19________



_______________________________    {SEAL}      ________________________________
Kathleen M. Kennedy   Secretary                Amee Han               President